Exhibit 99.1

CHILEAN COBALT CORP. ANNOUNCES ACQUISITION OF AN ADDITIONAL 3,742

HECTARES IN THE SAN JUAN DISTRICT

BERWYN, PA – (September 15, 2025) – Chilean Cobalt Corp. (OTCQB: COBA) (“Chilean Cobalt” or the “Company”) is pleased to announce it has finalized a definitive agreement with Cobalt Chile SpA (“Cobalt Chile”), a wholly-owned subsidiary of Fuerte Metals Corp. (TSX-Venture: FMT) (“Fuerte Metals”) to acquire a 100% interest in 3,742 hectares of exploitation claims in the historic San Juan district. The acquisition includes the El Cofre copper-cobalt-gold project, as well as additional properties in the La Cobaltera project area (“Transaction”), which increases Chilean Cobalt’s mining concessions in the region to a total of 6,377 hectares – up from its current 2,635 hectares.

The acquisition includes 3,742 hectares of exploitation claims, comprising approximately 372 hectares adjacent to Chilean Cobalt’s existing La Cobaltera project area and the 3,370 hectare El Cofre project, located in the northeast extension of the San Juan district. The region is strategically located near excellent infrastructure, including access to roads, power, and proximity to the Port of Huasco, just 25 km away.

The additional claims near the La Cobaltera area include several historic mine sites along with multiple well-documented cobalt and copper-bearing veins ranging in width from 0.5 to 20 meters, visible from the surface down to at least 50 meters. These claims further consolidate Chilean Cobalt’s presence in the brownfield segment of the district.

The El Cofre project, located along a 25 km strike of the Atacama Fault Zone, is a potential extension or geologic analogue to the broader San Juan district. Historical work on the property includes airborne geophysics, geochemical surveys, an induced polarization (IP) survey, and trenching, which have collectively identified three drill-ready targets along with several additional zones of interest.

Under the terms, Cobalt Chile SpA, a wholly-owned subsidiary of Fuerte Metals, will transfer 100% ownership of the mining concessions to Baltum Minería SpA, a wholly-owned subsidiary of Chilean Cobalt. In exchange, Cobalt Chile SpA will receive 4.5 million common shares of Chilean Cobalt and reimbursement for the 2025/26 annual patent payments for those concessions. The combination brings together two complementary portfolios focused on the redevelopment of brownfield assets and the advancement of greenfield exploration opportunities across the San Juan district.

Chilean Cobalt plans to incorporate the newly acquired claims into its next phase of exploration, scheduled to commence in the second half of 2025. The upcoming program is expected to include detailed geological mapping, trenching, and additional geophysical and IP surveys, with the goal of identifying additional drill-ready targets.

This press release does not constitute an offer or sale of, or the solicitation of an offer to buy, securities of the Company nor shall there be any sale of any securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Chilean Cobalt Corp.

Chilean Cobalt Corp. is a US-based and US-listed critical minerals exploration and development company focused on the La Cobaltera cobalt-copper project in northern Chile, one of the world’s few primary cobalt districts. Chilean Cobalt is committed to creating ecological and social value for all stakeholders; economic value for Chile and the Chilean communities in which it operates; and financial value for its shareholders.

Safe Harbor Statement

This news release contains statements that involve expectations, plans or intentions (such as those relating to future business or financial results) and other factors discussed from time to time in the Company's Securities and Exchange Commission filings. These statements are forward-looking and are subject to risks and uncertainties, so actual results may vary materially. You can identify these forward-looking statements by words such as "may," "should," "expect," "anticipate," "believe," "estimate," "intend," "plan" and other similar expressions. Examples of forward-looking statements, include, among others, statements the Company makes regarding its ability to incorporate the newly acquired claims into its next phase of exploration, ability to establish “Proven” or “Probable” Reserves, as defined by the SEC under Industry Guide 7, through the completion of a Definitive Feasibility Study for the minerals that the Company seeks to produce and the inherent risks of mining, exploration, development, and processing operations that may negatively impact the business. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors not within the control of the Company. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company disclaims any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

CONTACTS:

Chilean Cobalt Corp.

Duncan T. Blount

Chairman & CEO

Duncan.Blount@chileancobaltcorp.com